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                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 9, 2000


                                 STYLECLICK.COM INC.
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        (Exact name of registrant as specified in its charter)


          California                    33-31166                 95-4145930
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(State or other jurisdiction of        (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)



    3861 Sepulveda Blvd., Culver City                            90230
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code            (310) 751-2100
                                                        ------------------------

                               Not Applicable
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events

On January 25, 2000, Styleclick.com Inc. ("Styleclick") and USA Networks, Inc. ("USA") announced that they had entered into an Agreement and Plan of Merger dated as of January 24, 2000 (the "Merger Agreement"), which sets forth the terms and conditions of the proposed merger (the "Merger") of Styleclick and an indirect wholly owned subsidiary of USANi Sub LLC ("USANi"), a subsidiary of USA and the parent of Internet Shopping Network, LLC ("ISN"). Pursuant to the Merger Agreement, a wholly-owned subsidiary of a newly organized Delaware corporation ("Newco") will merge into Styleclick, with Styleclick surviving as a wholly owned subsidiary of Newco. Prior to the Merger, the sole stockholder of Newco will be USANi.

Under the Merger Agreement and concurrently with the effectiveness of the Merger, USANi will contribute to Newco all of the limited liability company interests of ISN and $40 million in cash. Upon the effectiveness of the Merger, each outstanding share of Styleclick's common stock will be converted into one share of Class A Common Stock of Newco and USANi will retain ownership of all shares of Class B Common Stock of Newco. On a fully-diluted basis following the Merger, the Class B Common Stock outstanding will constitute 75% of Newco's outstanding shares and the Class A Common Stock outstanding will constitute 25% of Newco's outstanding shares.

The Merger is intended to qualify for treatment as an exchange or a reorganization under the Internal Revenue Code of 1986, as amended. Consummation of the Merger is subject to various conditions, including approval by Styleclick's shareholders and the receipt of required regulatory approvals. A copy of the Merger Agreement is included herein as Exhibit 2.1 and a copy of the joint press release of USA and Styleclick with respect to the Merger is included herein as Exhibit 99.1.

In connection with the Merger Agreement, Styleclick and USANi have entered into an option agreement dated as of January 24, 2000 (the "Option Agreement"), pursuant to which USANi has the right, under certain circumstances, to purchase up to 19.9% of the issued and outstanding shares of common stock of Styleclick, at a price per share of $17.50. A copy of the Option Agreement is included herein as Exhibit 10.1.

Concurrently with the execution of the Merger Agreement, USANi and four principal Styleclick shareholders, who collectively own beneficially approximately 32.65% of the outstanding common stock of Styleclick, entered into Voting Agreements (the "Voting Agreements"), pursuant to which such shareholders agreed to vote their shares of Styleclick in favor of the Merger. Copies of the Voting Agreements are included herein as Exhibits 10.2-10.5. Also concurrently with the execution of the Merger Agreement, USANi and Styleclick entered into Waiver Agreements (the "Waiver Agreements") with certain holders of Styleclick common stock and common stock purchase warrants, pursuant to which those holders agreed to waive in connection with the Merger certain provisions of their warrants and related agreements. Copies of the Waiver Agreements are included herein as Exhibit 10.6-10.9.

The Merger Agreement, the Option Agreement, the Voting Agreements, the Waiver Agreements and the joint press release are incorporated herein by reference into this Item 5 and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits:

2.1 Agreement and Plan of Merger, dated as of January 24, 2000, between USANi Sub LLC and Styleclick.com Inc.

10.1 Option Agreement, dated as of January 24, 2000, between USANi Sub LLC and Styleclick.com Inc.

10.2 Voting Agreement, dated as of January 24, 2000, between USANi Sub LLC and Joyce Freedman.

10.3 Voting Agreement, dated as of January 24, 2000, between USANi Sub LLC and Lee Freedman.

10.4 Voting Agreement, dated as of January 24, 2000, between USANi Sub LLC and Maurizio Vecchione.

10.5 Voting Agreement, dated as of January 24, 2000, among USANi Sub LLC, Styleclick.com Inc. and Intel Corporation.

10.6 Waiver Agreement, dated as of January 24, 2000, among Winfield Capital Corp., USANi Sub LLC and Styleclick.com Inc.

10.7 Waiver Agreement, dated as of January 24, 2000, among Marshall Capital Management Inc., USANi Sub LLC and Styleclick.com Inc.

10.8 Waiver Agreement, dated as of January 24, 2000, among Castle Creek Technology Partners, LLC, USANi Sub LLC and Styleclick.com Inc.

10.9 Waiver Agreement, dated as of January 10, 2000, between Spinner Asset Management Co. and Styleclick.com Inc.

99.1 Joint Press Release, dated January 25, 2000, announcing the execution of the Agreement and Plan of Merger between Styleclick Inc. and USANi Sub LLC.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Styleclick.com Inc.


Date: February 8, 2000              By:/s/ BARRY HALL
                                           Barry Hall
                                           Executive Vice President, Finance and
                                           Chief Financial Officer